EXHIBIT 99.2

GLOBAL FINANCIAL ACCOUNTING, REPORTING
AND GENERAL MANUAL

TITLE:   INSIDER TRADING POLICY

ISSUE DATE:  03-12-12

EFFECTIVE DATE:  03-12-12

REPLACES:   06-01-06

ISSUED BY:  MEK

AUTHORIZED BY:  HWK

Introduction

The purchase or sale of securities while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in the Company's securities, is prohibited by the federal securities laws.  Insider trading violations are pursued vigorously by the U.S. Securities and Exchange Commission (“SEC”) and the U.S. Attorney General’s office and are punished severely.  While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other "controlling persons" if they fail to take reasonable steps to prevent insider trading by company personnel.

The Company has adopted this Insider Trading Policy both to satisfy the Company's obligation to prevent insider trading and to help Company personnel avoid the severe consequences associated with violations of the insider trading laws.  The Insider Trading Policy also is intended to prevent even the appearance of improper conduct on the part of anyone employed by or associated with the Company (not just so-called insiders).

The Consequences

The consequences of an insider trading violation can be severe:

     Traders and Tippers.  Company personnel (or their tippees) who trade while in possession of inside information are subject to the following penalties:

•	A criminal fine of up to $5,000,000 (no matter how small the profit);
•	A jail term of up to twenty years;
•	Civil injunctions;

INSIDER TRADING POLICY

•	Disgorgement of profits;

•	Civil fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

•	Criminal penalties of up to twenty-five years in prison for knowingly executing a “scheme or artifice to defraud any person” in connection with any registered securities.

An employee who tips information to a person who then trades is subject to the same penalties as the tippee, even if the employee did not trade and did not profit from the tippee's trading.

     Control Persons.  The Company and its supervisory personnel, if they fail to take appropriate steps to prevent illegal insider trading or knew or recklessly disregarded the fact that an employee or other person associated with the Company was likely to engage in insider trading violations, are subject to the following penalties:

•	A civil penalty of up to $1,000,000 or, if greater, three times the profit gained or loss avoided as a result of the employee's violation; and
•	A criminal penalty of up to $25,000,000 dollars.

     Company-Imposed Sanctions.  An employee's failure to comply with the Company's insider trading policy may subject the employee to Company-imposed sanctions, including dismissal for cause, whether or not the employee's failure to comply results in a violation of law.  Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish one's reputation and irreparably damage a career.

General Restrictions

It is the policy of the Company that no director, officer or other employee of the Company who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities, (a) buy or sell securities of the Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of that information, or (b) pass that information on to others outside the Company, including family and friends.  In addition, it is the policy of the Company that no director, officer or other employee of the Company who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company's securities until the information becomes public or is no longer material.

The securities laws do not recognize any mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company's reputation for adhering to the highest standards of conduct.

INSIDER TRADING POLICY

     Disclosure of Information to Others.  The Company is required under Regulation FD (Fair Disclosure) of the federal securities laws to avoid the selective disclosure of material nonpublic information.  The Company has issued a policy for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its release.  You may not, therefore, disclose information to anyone outside the Company, including family members and friends, other than in accordance with those procedures.  The guidelines are outlined in the Investment Community Information Disclosure Guidelines Policy and Procedure.

     Material Information.  Material information is any information that a reasonable investor would consider important in making a decision to buy, hold, or sell securities.  Any information that could be expected to affect the Company's stock price, whether it is positive or negative, should be considered material.  Some examples of information that ordinarily would be regarded as material are:

•	Projections of future earnings or losses, or other earnings guidance;
•	Earnings that are inconsistent with the consensus expectations of the investment community;
•	A significant pending or proposed merger, acquisition or tender offer;
•	A pending or proposed acquisition or disposition of a significant asset;
•	A change in dividend policy, the declaration of a stock split, or an offering of additional securities;
•	A change in senior management;
•	Development of a significant new product or process;
•	Impending bankruptcy or the existence of severe liquidity problems;
•	Financial results that have not yet been published;
•	Significant regulatory proceedings and governmental investigations involving the Company; and
•	The gain or loss of a significant customer or supplier.

The above list is only illustrative; many other types of information may be considered “material,” depending on the circumstances.  The materiality of particular information is subject to reassessment on a regular basis.  When in doubt, please contact the General Counsel.

     Twenty-Twenty Hindsight.  Remember, anyone scrutinizing your transactions will be doing so after the fact, with the benefit of hindsight.  As a practical matter, before engaging in any transaction, you should carefully consider how enforcement authorities and others might view the transaction in hindsight.

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    When Information is "Public".  If you are aware of material nonpublic information, you may not trade until the information has been disclosed broadly to the marketplace (such as by press release or an SEC filing) and the investing public has had time to absorb the information fully.  To avoid the appearance of impropriety, as a general rule, information should not be considered fully absorbed by the marketplace until noon on the second business day after the information is released.  If, for example, the Company were to make an announcement at the close of business on a Monday, you should not trade in the Company's securities until noon on Wednesday.  If an announcement were made at the close of business on a Friday, noon on Tuesday generally would be the first eligible trading day.  Note that this restriction is in addition to any other restrictions that apply under this policy, including the requirement that trades be pre-cleared (see below).

     Transactions by Family Members.  The Insider Trading Policy also applies to your family members who reside with you, anyone else who lives in your household, and any family members who do not live in your household but whose transactions in company securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in company securities).  It also applies to partnerships in which you are a general partner, corporations in which you either singly or together with other ”related persons” own a controlling interest, trusts or which you are a trustee, settler or beneficiary, estates of which you are an executor or beneficiary, or any other group or entity where the insider has or shares with others the power to decide whether to buy Company stock.  You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in the Company's securities.

Transactions Under Company Plans

     Stock Option Exercises.  The prohibitions of the policy apply to any sale of stock as part of a broker-assisted cashless exercise of an option, and any other market sale for the purpose of generating the cash needed to pay the exercise price of an option.  However, the Company's insider trading policy does not apply solely to the exercise of an employee stock option, or to solely the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares subject to an option to satisfy tax withholding requirements, provided that a sale is not coupled with such exercise.

     401(k) Plan.  The Company's Insider Trading Policy does not apply to purchases of Company stock in the 401(k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election.  The policy does apply, however, to certain elections you may make under the 401(k) plan, including (a) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Company stock fund,

INSIDER TRADING POLICY

(b) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund, (c) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance, and (d) your election to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund.

     Dividend Reinvestment Plan.  The Company's Insider Trading Policy does not apply to purchases of Company stock under the Company's dividend reinvestment plan resulting from your reinvestment of dividends paid on Company securities.  The policy does apply, however, to voluntary purchases of Company stock resulting from additional contributions you choose to make to the plan, and to your election to participate in the plan or increase your level of participation in the plan.  The policy also applies to your sale of any Company stock purchased pursuant to the plan.

Additional Prohibited Transactions

The Company considers it improper and inappropriate for any director, officer or other employee of the Company to engage in short-term or speculative transactions in the Company's securities.  It therefore is the Company's policy that directors, officers and other employees may not engage in any of the following transactions:

     Short-term Trading.  An employee's short-term trading of the Company's securities may be distracting to the employee and may unduly focus the employee on the Company's short-term stock market performance instead of the Company's long-term business objectives.  For these reasons, any director, officer or other employee of the Company who purchases Company securities in the open market may not sell any company securities of the same class during the six months following the purchase.  Likewise, any director, officer or other employee of the Company who sells Company securities in the open market may not purchase any Company securities of the same class during the six months following this sale.

     Short Sales. Short sales of the Company's securities are prohibited by this Policy Statement.  In addition, Section 16(c) of the Exchange Act prohibits officers and directors from engaging in short sales.

     Publicly Traded Options.  Transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited by this Policy Statement.  (Option positions arising from certain types of hedging transactions are governed by the section below captioned "Hedging Transactions.")

     Hedging Transactions. Certain forms of hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars or exchange

INSIDER TRADING POLICY

funds, enable a securityholder to lock in much of the value of his or her holdings.  These transactions are designed so that the securityholder may continue to own his or her securities without the full risks and rewards of ownership, such as the potential of upside appreciation.  If a director, officer or employee of the Company were to enter into such a transaction, his or her interests could become misaligned with the interests of the Company’s other securityholders.  For this reason, transactions involving hedging or monetization with respect to the Company’s securities are prohibited by this Policy Statement.

     Margin Accounts and Pledges. Securities held in a margin account and securities pledged (or hypothecated) as collateral for a loan may be sold without the knowledge of the insider and therefore are prohibited under this Policy.  An exception to this prohibition may be granted where a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.  Any person who wishes to pledge Company securities as collateral for a loan must submit a request for approval to the General Counsel at least one week prior to the proposed execution of documents evidencing the proposed pledge.

Pre-clearance Procedures

To help prevent inadvertent violations of the federal securities laws and to avoid even the appearance of trading on inside information the following individuals together with their family members (“Restricted Individuals”), may not engage in certain transactions without the prior clearance of the transaction from the General Counsel:

•	directors,
•	corporate officers,
•	divisional officers,
•	Key Leadership Team Members,
•	director-level employees at the Corporate Headquarters,
•	Controller’s Department employees employed at the Corporate Headquarters and,
•	any other persons designated by the General Counsel.

The transactions which Restricted Individuals may not engage in include any transaction involving the Company's securities (including a stock plan transaction such as an option exercise, gift, loan or pledge or hedge, contribution to a trust, or any other transfer).  Request for approval must be submitted to the General Counsel at least two days in advance of the proposed transaction.  The General Counsel is under no obligation to approve a trade submitted for pre-clearance, and may determine not to permit the trade.

INSIDER TRADING POLICY

     Rule 10b5-1 Plans.  Any person who wishes to implement a trading plan under SEC Rule 10b5-1 must first pre-clear the plan with the General Counsel.  As required by Rule 10b5-1, you may enter into a binding contract, or instruction, or a trading plan only when you are not in possession of material nonpublic information.  In addition, you may not enter into a trading plan during a blackout period.  Transactions effected pursuant to a pre-cleared trading plan will not require further pre-clearance at the time of the transaction if the plan specifies the dates, prices and amounts of the contemplated trades, or establishes a formula for determining the dates, prices and amounts.  To comply with Rule 10b5-1, you must not exercise any subsequent discretion affecting the transactions, and if your broker or any other person exercises discretion in implementing the trades, you must not influence his or her actions and he or she must not possess any material non-public information at the time of the trades.  Trading plans can be established for a single trade or a series of trades.

It is important that you document the details of a trading plan properly.  Please note that, in addition to the requirements of a trading plan described above, there are a number of additional procedural conditions to Rule 10b5-1(c) that must be satisfied before you can rely on a trading plan as an affirmative defense against an insider trading charge.  These requirements include that you act in good faith, that you not modify your trading instructions while you possess material non-public information and that you not enter into or alter a corresponding or hedging transaction or position.  Because this rule is complex, the Company recommends that you work with a broker and the General Counsel and be sure you fully understand the limitations and conditions of the rule before you establish a trading plan.

Blackout Periods

     Quarterly Blackout Periods.  The Company's announcement of its quarterly financial results almost always has the potential to have a material effect on the market for the Company's securities.  Therefore, to avoid even the appearance of trading while aware of material nonpublic information, Restricted Individuals will not be pre-cleared to trade in the Company's securities during the period beginning two weeks prior to the end of the Company's fiscal quarter and ending on noon of the second business day following the Company's issuance of its quarterly earnings release.

The Company may on occasion issue interim earnings guidance or other potentially material information by means of a press release, SEC filing on Form 8-K or other means designed to achieve widespread dissemination of the information.  Restricted Individuals are unlikely to be pre-cleared while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed by the market.

INSIDER TRADING POLICY

     Event-specific Blackout Periods.  From time to time, an event may occur that is material to the Company and is known by only a few directors or executives.  So long as the event remains material and nonpublic, directors, executive officers, and such other persons as are designated by the General Counsel may not trade in the Company's securities.  The existence of an event-specific blackout will not be announced, other than to those who are aware of the event giving rise to the blackout.  If, however, a person whose trades are subject to pre-clearance requests permission to trade in the Company's securities during an event-specific blackout, the General Counsel will inform the requester of the existence of a blackout period, without disclosing the reason for the blackout.  Any person made aware of the existence of an event-specific blackout should not disclose the existence of the blackout to any other person.  The failure of the General Counsel to designate a person as being subject to an event-specific blackout will not relieve that person of the obligation not to trade while aware of material nonpublic information.

Miscellaneous

No Circumvention
No circumvention of this policy is permitted.  Do not try to accomplish indirectly what is prohibited directly by this policy.  The short-term benefits to an individual cannot outweigh the potential liability that may result when an employee is involved in the illegal trading of securities.

Amendments, Waivers
The Board of Directors of the Company reserves the right to amend this policy at any time.  The Board of Directors of the Company, a committee of the Board, and, in some circumstances, their designees, may grant a waiver of this policy on a case-by-case basis, but only under special circumstances.

Trade Reversals
Should any individual violate any aspect of this Policy, the Company will take actions to reverse the execution of the stock option trade and the individual shall be responsible for any and all costs and losses that may be incurred.

Power of Attorney

In order to enable the company to prepare and file the Forms 4 or other SEC required documents on a timely basis, certain directors and officers will be asked to sign and return a company prepared power of attorney.

Post-Termination Transactions.

This Insider Trading Policy continues to apply to your transactions in Company securities even after you have terminated employment.  If you are in possession of material nonpublic information when your employment terminates, you may not trade in Company securities until that information has become public or is no longer material.

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Company Assistance.

Any person who has a question about this Insider Trading Policy or its application to any proposed transaction may obtain additional guidance from the General Counsel.  Ultimately, however, the responsibility for adhering to this Insider Trading Policy and avoiding unlawful transactions rests with the individual employee.

Employee Obligation.

All employees will be provided a copy of this Insider Trading Policy and are expected to read and understand their obligations under this Policy.  If you have any questions regarding your obligations under this Policy, you should immediately contact the General Counsel to obtain clarification.  Ignorance is not an excuse for non-compliance.